                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 15, 2000


                           CITICORP VENTURE CAPITAL LTD.

                           By: /s/ Helene Shavin
                              -----------------------------
                              Name: Helene Shavin
                              Title: Vice President


                           CITIBANK, N.A.

                           By: /s/ Kenneth S. Cohen
                              -----------------------------
                              Name: Kenneth S. Cohen
                              Title: Assistant Secretary


                           CITICORP

                           By: /s/ Kenneth S. Cohen
                              -----------------------------
                              Name: Kenneth S. Cohen
                              Title: Assistant Secretary


                           CITIGROUP HOLDINGS COMPANY

                           By: /s/ Kenneth S. Cohen
                              -----------------------------
                              Name: Kenneth S. Cohen
                              Title: Assistant Secretary


                           CITIGROUP INC.


                           By: /s/ Joan Caridi
                              -----------------------------
                              Name: Joan Caridi
                              Title: Assistant Secretary